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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-39369 on Form S-8 of our report dated March 25, 2004 (March 2, 2005 as to the effects of the discontinued operations in fiscal 2004 described in Note 4), relating to the financial statements of Boykin Lodging Company and our report dated March 12, 2004, relating to the financial statements of Boykin/AEW, LLC and subsidiaries appearing in this Annual Report on Form 10-K of Boykin Lodging Company for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP

Cleveland, Ohio
March 14, 2005